UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 5, 2005

SPECIALIZED SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Fifth Avenue Acquisition II Corp.
(Former Name of Registrant)

Commission File No.: 0-32267

Michigan	38-2781857
(State of Incorporation)	(I.R.S. Employer Identification No.)

23077 Greenfield Road, Suite 470, Southfield, MI	48075
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (248) 557-1030

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT Back to Table of Contents

Description of Business of Acquired Asset

Some of the statements contained in this current report of Specialized Services Inc. (hereinafter the "Company", "We" or the "Registrant"  discuss future expectations, contain projections of our operations or financial condition or state other forward-looking information. On October 5, 2005, the Registrant entered into an Agreement and Plan of Merger (the "Agreement") to merge into Specialized Services Inc., a privately-owned Michigan corporation.

Forward-Looking Statements and Associated Risks

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this current report on Form 8-K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend," "foresee," or other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or operations. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. For a more detailed discussion of the foregoing risks and uncertainties, see "Risk Factors".

Corporate Information

All of our reports and filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are made available, free of charge, through the SEC website located at http://www.sec.com, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, and current reports on Form 8-K, and any amendments to these reports. At present, the Company is not current in its filing obligations under the Exchange Act. It is the intention of the Company to file the past due reports. The Company's reports are available through the SEC website as soon as reasonably practicable after we electronically file with, or furnish such material to the SEC. In addition, the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room and the SEC's Internet website by calling the SEC at 1-800-SEC-0330.

The Business of  Specialized Services

Specialized Service Inc., was founded in January 1988 as a Michigan s-corporation and in 2005 changed to a c-corporation. The Company is in the fuel services distribution business, principally to its truck fleet customers ("Fuel Services"). Through our distribution group, we negotiate with fuel providers, such as truck stops across the United States,  for volume discounts for our fleet customers. The Company also negotiates with its truck fleet customers,  based upon their fuel use requirements and committed volume needs, in order to provide the best prices discounts. The Fuel Services provided by the Company include coordination of our truck stop directory with negotiated pricing with truck stops and cost per gallon on a cost plus basis or a discount at point of sale, together with use of a fuel credit card provided by a third party biller. These cards are made available to fleet truck drivers, so that over the road purchases of fuel can be tracked, volume commitments and discounts evaluated and efficiencies provided to our customers and increased truck flow to the truck stop providers of fuel. In the fiscal years ended December 30, 2004 and December 31, 2003, we gross billings of $35.6 million and $52.5 million, respectively. Distribution of fuel product represented approximately 80% of gross billings in 2004 and approximately 87% of gross billings in 2003.

We have established a tracking system to monitor fuels costs across the US, because of the substantial variation and constant fluctuation of fuel costs. Our Fuel Services program determines the amounts due our trucking company customers, based upon invoices from all truck stops, collection of rebates earned by our trucking fleets, for which we are paid a monthly fee that we negotiate. We believe our Fuel Services program and the initiatives we have implemented have lowered our cost structure, improved the economics we can offer our truck fleet customers and strengthened our ability to add to our services program.

The Company's Business Strategy

Since its inception, the Company's strategy has been to grow as a Fuel Services provider to truck fleet customers in the US. The Company seeks to continue to expand its position as a regional leader in servicing fuel distribution and in offering enhanced services to the fuel user industry.

Our business strategy is to use our competitive strengths to achieve sales and earnings growth. As principal elements of our strategy, we intend to:

  Grow Sales to New Fuel Users: We are moving beyond our historic market of truck fleets principally in the Midwest and have targeted two key growth sectors. First, we are focusing on branding our Fuel Services program for retailers, including highway stations and truck stops nationally, which have demonstrated significant sales volume. Second, we are concentrating on neighborhood retailers such as independent gas stations.
  Grow Related Services: Develop a network of diesel fuel distribution to 160 major markets in the US utilizing our established Fuel Services network and programs; Establish an in-transit service of providing truck tire, wheel and battery repairs across the US and Canada; Offer truck freight brokerage services for freight; and Offer pre-paid fuel cards for major suppliers of truck fuel nationally.
  Continue to Improve Working Capital Management and Reduce Costs: We intend to improve our working capital management primarily by improving our turnover rates. To do this, we will continue to improve procurement management practices, further develop our central procurement operations, improve ad forecasting with our customers, effectively manage alternative channels of fuel product sourcing, invest in systems enhancements and invest in expanding our tanker truck fleet. In addition, to strengthen our position as a low-cost distributor of fuel products, we have instituted a "culture of thrift" among our employees and developed initiatives to reduce our expenses through our low cost pursuit program.

Competition

The markets in which we operate are highly competitive. We compete in our Fuel Service business and several of other services against many companies in fragmented, highly competitive markets and we have fewer resources than some of those companies. Our business competes in the area of fuel distribution principally on the basis of the following factors: service quality, reputation, technical expertise and reliable service. Competitive pressure and other factors could cause us additional difficulties in acquiring market share or could result in decreases in our margins, either of which could have a material adverse effect on our financial position and results of operations.

The Company believes it has the following competitive strength:

Low-Cost, High-Volume Distribution System:

We have established our Fuel Services program as a services capable of providing truck fleets with cost savings based upon high volume nationally, together with the means to track costs, savings and usage, through our third party billing card. With high volume comes the opportunity to operate more efficiently by leveraging costs. Our efficient and productive operations have enhanced our ability to provide customers with competitive pricing of their fuel product needs which advantage improves customer acquisition and retention.

Efficient Centralized Purchasing:

Management decisions and vendor negotiations provide customers with cost savings for their fuel products, which services are from our centralized location dealing with the Company for a fee. We believe our customer support center is one of the largest volume-buying locations of fuel products in tour markets. Centralized purchasing generates economies of scale because it enables us in one location to contract for the purchase of fuel products more efficiently by eliminating redundancy involved in purchasing through multiple locations, which we believe increases our leverage with wholesale fuel providers. We believe that our centralized purchasing capabilities are valuable to our customers, the truck fleets which operate nationally.

Diverse Distribution  Base:

We have arrangements with fuel distributors at approximately 3,000 fuel stations under a wide variety of formats across the United States. Further, we provide our Fuel Services program to approximately 12 truck fleet customers.

Successful Price Strategy: We negotiate with fuel providers, typically truck stocks, to keep fleet prices for fuel products low by leveraging our existing distribution and wholesale purchasing capabilities and maintaining a lower cost structure associated with operating these distribution networks. We believe this strategy will become increasingly profitable because we focus on high-turnover, employ flow-through distribution methods that eliminate product storage operating costs and handling expense.

Many of our competitors have achieved significant national brand name recognition as fuel distributors and have extensive promotional programs. Our Fuel Services program uses equipment and technology that is widely available. Accordingly, barriers to entry, apart from capital availability, are low in our business, and the entrance of new competitors into the fuel distribution market may reduce our ability to capture improving profit margins. However, we believe that our comprehensive Fuel Services program, which includes pre-negotiated fuel discounts from wholesalers/retailers based upon volume commitments and pre-negotiated customer base with fleet truck operators nationally, provides advantages to both the supplier and the customer at reasonable costs. The Company's ability to compete successfully will depend on our success at retaining current customers and penetrating new targeted markets. There can be no assurance that the Company will be able to compete successfully, that its services will continue to meet with customer approval, that competitors will not develop and market their distribution services that are similar or superior to our services or that the Company will be able to successfully enhance its services.

Our Facilities

The Company has a lease on a 3,296 square foot industrial facility in Southfield, MI that serves as its administrative and sales offices and center for its Fuel Services distribution business. The monthly rent for this leased property is $4,120. This facility has sufficient capacity to meet the Company's anticipated needs for the foreseeable future.

Principal Suppliers

The Company has contractual arrangements with over 8 fuel distribution centers, many of which operate multiple truck stops and other similar facilities nationally. The Company does not believe that it is dependent upon any single fuel distributor.

Dependence on Major Customers

The Company does not depend on any major customers other than Churchill of Detroit, B & W Interstate and Cimarron Transportation, which accounted for 22%, 23% and 7% of our revenues during the past year.

Employees

As of September 30, 2005, the Company had 7 full time employees including its executive officers. No employees are covered by a collective bargaining agreement. The Company's management considers relations with its employees to be satisfactory.

Risk Factors

Investing in our common stock will provide an investor with an equity ownership interest. Shareholders will be subject to risks inherent in our business. The performance of our shares will reflect the performance of our business relative to, among other things, general economic and industry conditions, market conditions and competition. The value of the investment may increase or decrease and could result in a loss. An investor should carefully consider the following factors as well as other information contained in this current report on Form 8-K.

This current report on Form 8-K also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including the risk factors described below and the other factors described elsewhere in this Form 8-K.

RISK FACTORS RELATED TO OUR BUSINESS

Increasing costs of truck fuel directly affects our costs and may negatively impact our margins.
The fuel distribution business in which we operate relies upon the ability to negotiate cost savings from truck fuel distribution centers fulfill distribution requirements to our retail customers, which include truck stops, gas stations and other gas retailers. The recent steep increase in the cost of automotive/truck fuel including gasoline and diesel fuel has increased our operating expenses and reduced our profit margins. If the strategies we have developed in response to these changing market conditions are not successful, it could harm our financial condition and business prospects.

The fuel distribution business is a low-margin business and is sensitive to economic conditions.
Substantially all of the revenues we derive are from the distribution of fuel products that we buy from regional refiners and larger third party distributors, which we sell to retailers of fuel products for the automotive/truck industry. Our business is highly competitive and discounts are required in order to secure and maintain customers for our fuel distribution services. This industry is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. Consequently, our results of operations may be negatively impacted when fuel prices fluctuate in ways that we do not anticipate. The fuel distribution industry is also sensitive to national and regional economic conditions, and the demand for our fuel products may be adversely affected from time to time by economic downturns. Additionally, our distribution business is sensitive to increases in fuel and other transportation-related costs.

Because we are engaged in the fuel service distribution business, we may face the risks associated with environmental damages that may occur.
Notwithstanding the fact that we do not take take possession of and do not deliver fuel, our services and operations may be subject to various laws, regulations and judicial and administrative orders concerning protection of the environment and human health, including provisions regarding the transportation, storage, distribution, disposal or discharge of certain materials. We cannot assure you that environmental regulations may not be adopted that impact our procedures or potentially increase liability to limit environmental damages.  If such regulations are adopted, they would also apply to others in our industry, but we cannot determine whether we will be readily able to comply with new but unanticipated regulations of the U.S. Environmental Protection Agency and by similar state agencies. In the event that claims are asserted against us for environmental damages, whether or not we are found to be liable, we could be materially adversely affected because of the costs associated with defending against any environmental claims.

Dependence upon affiliate for funding
The Registrant is dependent upon the funding from its chief executive officer and the Company's ability to arrange a revolving credit line. We may need additional financing in order to expend our fuel distribution services. There can be no assurance that additional financing will be available at terms and conditions acceptable to the Company.

We may experience adverse impacts on our results of operations as a result of adopting new accounting standards or interpretations.
Our implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect our operating results or cause unanticipated fluctuations in our operating results in future periods. For example, we will be required by the Sarbanes-Oxley Act of 2002 to begin filing an annual report on the effectiveness of our internal controls. Although we believe our internal controls are operating effectively, and we have committed internal resources to ensure compliance, we cannot guarantee that we will not have any material weaknesses as reported by our auditors and such determination could materially adversely affect our business.

Competition
While we believe that we are competitive and have established presence in the market in which we operate. We may face significant competition in our efforts to market and sell our new Fuel Services. Further we could face competition from our customers, if they determine to directly negotiate with fuel providers. Many of our customers are well-established and possess far greater financial, human and other resources than does the Registrant.

We will compete against many companies in fragmented, highly competitive markets and we have fewer resources than some of those companies. Our business sectors compete principally on the basis of the following factors: quality of service; establishing and maintaining relationships with fuel providers for our customer; expertise, reputation and efficiency. Competitive pressures, including those described above, and other factors could cause us additional difficulties in acquiring market share or could result in decreases in margins, which are already low, could have a material adverse effect on our financial position and results of operations. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit.

We rely heavily on fuel commodities in our distribution business and price fluctuations can have a material and adverse affect on the cost structure of our business
We are exposed to fluctuations in market prices for various fuels. The rising price of fuel can have an impact on our cost structure. At this time, we are unable to predict the potential impact of future increases in fuel commodity costs on the cost of our distribution business, or our ability, if any, to increase the selling price of our services to cover such costs. We have not established arrangements to hedge rising fuel commodity prices and, where possible, to limit near-term exposure to fluctuations in fuel prices. As a result, the cost to distributing fuel may rise at a time when we are unable to increase the selling price of such products.

A disruption or termination of our relationships with certain suppliers could have a material adverse effect on our operations
Disruption or termination of supplier relationships could have a material adverse effect on our Fuel Service operations. It may be difficult and we would be materially adversely affected if we had to develop entirely new relationships with truck stops, our major source of fuel for our customers, as fleet truck drivers are typically loyal customers of particular facilities. We believe that alternative sources could be obtained, if necessary, but the inability to obtain sufficient quantities or the need to develop alternative sources, and retain our customers, if and as required in the future, could result in delays or reductions in volume which in turn may have an adverse effect on our operating results and customer relationships.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements
To prepare financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions, as of the date of the financial statements, which affect the reported values of assets, liabilities, revenues and expenses and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include: contract costs and profits and revenue recognition; increasing fuel costs further narrowing our margins; continued acceptance of our Fuel Services program and new initiatives.

Our dependence on one or a few customers could adversely affect us
The Company has been dependent upon its ability to market its service to a limited number of major fleet truck customers. If any of these major customers terminated its relationship with the Company, whether as the result of advances by competitors, or otherwise, the business operations and financial condition of the Company could be adversely effected.

Our failure to attract and retain qualified personnel, including key officers, could have an adverse effect on us
Our ability to attract and retain qualified personnel, and other professional personnel in accordance with our needs is an important factor in determining our future success. Our ability to be successful depends in part on our ability to attract and retain skilled laborers in our businesses. Demand for these workers can at times be high and the supply extremely limited. Our success is also highly dependent upon the continued services of our key officers, David E. Joseph, our Chairman and CEO, Michael B. Jackson, our CFO and director, and Marvin L. Smith, our President and director. We have no "key" man insurance on the lives of any executive officer.

We may need additional capital to fund our operations
Our cash reserves may not be adequate to cover our costs of operations. We expect to fund our general operations and marketing activities for the next twelve months with our current cash reserves and the funding provided or arranged for us by our officers or affiliates. However, unexpected expenses or increases in costs may arise. There is no assurance we can raise the additional capital if needed. If additional funds are required we may be required to sell our securities or seek debt financing, but there can be no assurance that such financing will be at terms satisfactory to us.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our margins.
Terrorist attacks may negatively affect our operations because they would invariably increase the cost of fuel, reduce the transportation industry generally and on fleet truck operators specifically. There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. Potential targets for terrorist attacks include the fuel refineries, fuel storage facilities and fuel tanker trucks. These attacks or armed conflicts may directly impact fuel tanker trucks or the facilities of our suppliers or customers. Furthermore, these attacks may make travel and the transportation of our fuel supplies more difficult and more expensive and ultimately affect our sales. The consequences of any of uncertainties are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They also could result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues and costs and may result in the volatility of the market price for our securities and on the future price of our securities.

RISK FACTORS RELATED TO MARKET OF OUR COMMON STOCK

You cannot be sure that an active trading market will develop or be sustained for our common stock.
Before the merger of SSI with and into Fifth Avenue Acquisition II Corp., there was no established trading market for the shares of common stock of the Registrant. We intend to make application to the OTC bulletin board to have our shares become eligible for quotation and there can be no assurance that such application will be successful, or the time that this process may require. Further, in the event that we are successful in being listed on the OTCBB, there can be no assurance regarding the market price of our shares. In addition, the liquidity of any trading market in the shares, and the market price quoted for the shares, may be adversely affected by changes in the overall market for securities generally and by changes in our financial performance or prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop or be sustained for our shares.

There is no Trading Market for our Common Stock
Our common stock is not subject to quotation on any trading market. There can be no assurance that a trading market will commence in our securities as a result of our becoming an reporting company. Further, in the event that an active trading market commences, there can be no assurance as to the level of any market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

State Blue Sky Registration; Potential Limitations on Resale of our Securities
The class of common stock registered under the Exchange Act has not been registered for resale under the Act or the "blue sky" laws of any state. The holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

It is the intention of the management to seek coverage and publication of information regarding the Company in an accepted publication which permits a manual exemption. This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a nonissuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Dividends Unlikely
We do not expect to pay dividends for the foreseeable future. The payment of dividends, if any, will be contingent upon our future revenues and earnings, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is our intention to retain all earnings for use in the business operations and accordingly, we do not anticipate that the Company will declare any dividends in the foreseeable future.

Possible Issuance of Additional Securities
Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001. At the date of filing this Form 8-K, we have 22,000,000 shares of common stock issued and no preferred shares issued. We may issue additional shares of common stock in connection with any future acquisitions of operating businesses or assets. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests in the Company. The issuance of additional shares of common stock may adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Compliance with Penny Stock Rules
Our securities, if it becomes subject to quotation on any trading market, will initially be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, since the price of our shares of common stock is likely to be less than $5. Unless our common stock will otherwise be excluded from the definition of "penny stock," the penny stock rules apply with respect to that particular security. The penny stock rules require a broker-dealer prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

Shares eligible for future sale.
As of October 15, 2005, the Company had 22,000,000 shares of common stock issued and outstanding. 900,000 of such shares are freely tradable in the public market (except by affiliates of the Company) and 21,100,000 shares are "restricted" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of one year may sell every three months in brokerage transactions and/or market-maker transactions an amount equal to the greater of one percent (l%) of (a) the Company's issued and outstanding Common Stock or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has not been an affiliate of the Company during the three months preceding the sale and who has satisfied a two-year holding period. However, all of the current shareholders of the Company owning 1% or more of the issued and outstanding Common Stock are subject to Rule 144 limitations on selling.

Management's Discussion and Results of Operations and Financial Conditions

The following discussion should be read in conjunction with our financial statements and the related notes appearing elsewhere in this report.  The following discussion contains forward-looking statements reflecting our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this report, particularly in the section entitled "Risk Factors".

Gross Billings and Net Revenues

Gross billings for the year ended December 31, 2004 were $35,663,999 compared to gross billings of $53,503,288 during the year ended December 31, 2003. The decrease in billings was principally a result of changes in the economic environment and higher costs of fuel because of lower refinery production. Our direct costs during 2004 were $35,310,661 compared to $52,851-362 in 2003. We had net revenues of $353,338 in 2004 compared to net revenues of $651,926 in 2003.

General and administrative expenses

In 2004, general and administrative expenses totaled $243,783 compared to $400,003.

Operating Income

Our operating income was $79,137 in 2004 compared to $151,673 in 2003.

Net Income

Our net income in 2004 was $67,206 compared to $142,177 in 2003.

Liquidity and Capital Resources

Cash provided by operating activities during  2004 was $37,838 compared to cash provided by operating activities of $59,496 in 2003. During 2004 and 2003, the Company  used $20,607 and $17,616, respectively, in financing activities consisting of repayments of loans and credit lines.

ITEM 5.01 CHANGE IN CONTROL Back to Table of Contents

(a) Pursuant to an Agreement and Plan of Merger dated as of October 5, 2005 (the "Agreement"), Fifth Avenue Acquisition II Corp., a Florida corporation (the "Registrant" ) and Specialized Services Inc., a Michigan corporation  ("SSI") have agreed that the Registrant will merge into SSI. The Agreement is attached as Exhibit 10.3 hereto. Upon the consummation of the merger (the "Closing"), SSI will become the successor reporting company under the Exchange Act. The Agreement was adopted by the unanimous consent of the Board of Directors and by written approval of 100% of the issued and outstanding shares of the Registrant and by the board of directors of SSI. Prior to and as a condition to the Closing, SSI is required to deliver its audited financial statements for the years ended December 31, 2004 and 2003.

The Agreement provides that SSI issue a total of 1,099,998 shares of common stock to the present shareholders of the Registrant in exchange for the 1,200,000 issued and outstanding shares of the Registrant held by Registrant's shareholders or an exchange ration of 0.92 shares of SSI shares for every Registrant share. Following the Closing of the Agreement, SSI, as the successor reporting company, shall have a total of 22,000,000 shares issued and outstanding. At the Closing the present officers and directors of the Registrant resigned. At the time of the Agreement and since its inception in August 2000, the Registrant has had no operations and revenues.

(b) The following table contains information regarding the shareholder ownership of SSI, its directors and executive officers and those persons or entities who beneficially own more than 5% of SSI's shares:

Name	Amount of Stock Beneficially owned (1)	Percent of Common Stock Beneficially Owned
David E. Joseph, CEO and Chairman 23077 Greenfield Road, Suite 470 Southfield, MI 48075	2,700,000	12.23%
Michael Jackson, Executive Vice President Operations and Director 23077 Greenfield Road, Suite 470 Southfield, MI 48075	2,700,000	12.23%
Marvin L. Smith, 23077 Greenfield Road, Suite 470 Southfield, MI 48075	2,700,000	12.23%
Covenant Holdings Inc. 2706 Lorain Avenue, Suite 12 Cleveland, OH 44113	9,000,000	40.91%
All Officers and Directors (2 persons)	8,100,000	24.46%
(1) Based upon 22,000,000 outstanding shares of common stock, following the Closing and the issuance of shares to Registrant's shareholders.

David E. Joseph, CEO, President and Chairman - Mr. Joseph was one of the three founders of SSI in 2000. Prior to the organization of SSI, Mr. Joseph was employed by Ford Motor Company, Dearborn, MI where he had positions of increasing responsibility including supervisory and management positions. Mr. Joseph holds an MBA degree in management from the University of Detroit and a B.A.A. degree in accounting from the Detroit Institute of Technology. Mr. Joseph is a Board Member of the Mitchell Ross Foundation and the Larry Doss Foundation and is Secretary of the Board of Don Bosco Hall.

Michael B. Jackson, CFO and Director - Mr. Jackson is also one of the three founders of SSI in 2000. Prior to the organization of SSI, Mr. Jackson served as manager of credit for Meadowdale Foods, Inc., Detroit, MI, where he implemented a program for improvement of internal financial reporting systems and managed an inventory loan portfolio of $16 million, among other duties. From 1982 to 1985, Mr. Jackson was an independent auditor for Commercial Services, Inc., Madison Heights, MI, where he was responsible for insurance audits and risk assessment. Mr. Jackson holds a B.A. in economics from Morehouse College, Atlanta, GA and and attended Dartmouth College, Tuck School of Business, Hanover, NH in 1995-96.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS Back to Table of Contents

The Registrant reports in this current report on Form 8-K the appointment of David E. Joseph, Michael B. Jackson and Marvin L. Smith as directors of the Registrant on October 5, 2005. Also, on October 5, 2005, the Registrant accepted the resignations of Thomas J. Craft, Jr., Richard Rubin and Ivo Heiden as officers and directors of the Registrant. Messrs. Craft, Rubin and Heiden had no disagreement with the Registrant on any matter relating to Registrant’s operations, policies or practices.

The letters of resignation are attached hereto as exhibits 17(i), (ii) and (iii).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(a) Financial Statements

Financial Statements of Specialized Services Inc. for 2004 and 2003.

Effective October 5, 2005, the Company entered into an Agreement and Plan of Merger with Specialized Services, Inc. and Specialized Services Inc. become the successor operating company.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.3	Agreement and Plan of Merger between the Registrant and Specialized Services, Inc.
17.1	Letter of Resignation of Thomas J. Craft, Jr.
17.2	Letter of Resignation of Richard Rubin
17.3	Letter of Resignation of Ivo Heiden

Financial Statements Back to Table of Contents

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Specialized Services, Inc.
Southfield, Michigan

We have audited the accompanying balance sheets of Specialized Services, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialized Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KBL, LLP
Certified Public Accountants

May 27, 2005

SPECIALIZED SERVICES, INC.
Balance Sheets
December 31, 2004 and 2003

	2004	2003
ASSETS
Current assets
Cash and cash equivalents	$4,880	$12,727
Accounts receivable	25,191	3,583
Total current assets	30,071	16,310

Property and equipment
Machinery and equipment	186,902	186,902
Furniture and fixtures	25,793	25,793
Transportation equipment	21,494	21,494
	234,189	234,189
Less accumulated depreciation	227,805	221,584
Net property and equipment	6,384	12,605

Other assets
Security deposit	4,395	4,924
Total other assets	4,395	4,924

Total assets	$40,850	$33,839

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts and accrued expenses payable	11,856	29,847
Payroll and other taxes payable	10,160	6,150
Officers' loan payable	25,850	39,000
Line of credit payable	40,915	48,372
Total current liabilities	88,781	123,369

Total liabilities	88,781	123,369

Stockholders' deficit:
Common stock, $1 par value; 50,000,000 shares authorized;
3,000 shares issued and outstanding, respectively	3,000	3,000
Additional paid-in capital	21,948	21,948
Accumulated deficit	(72,879)	(114,478)
Total stockholders' deficit	(47,879)	(89,530)
Total liabilities and stockholders' equity	$40,850	$33,839

The auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

SPECIALIZED SERVICES, INC.
Statements of Operations
For the Years Ended December 31, 2004 and 2003

	2004	2003
Gross billings	$35,663,999	$53,503,288
Direct costs	35,310,661	52,851,362
Net revenues	353,338	651,926

Operating expenses:
General and administrative	243,783	400,003
Professional fees	30,418	89,824
Miscellaneous expenses	-	10,426
Total operating expenses	274,201	500,253
Income from operations	79,137	151,673

Other income (expenses):
Interest income	4	78
Interest expense	(3,568)	(4,383)
Total other income (expenses)	(3,564)	(4,305)

Income before provision for income taxes	75,573	147,368
Provision for income taxes	8,367	5,191

Net income	$67,206	$142,177

The auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

SPECIALIZED SERVICES, INC.
Statements of Changes in Stockholders' Deficit
For the Years Ended December 31, 2004 and 2003

			Additional		Total
			Paid-in	Accumulated	stockholders'
	Shares	Amount	Capital	Deficit	deficit

Balance December 31, 2002	3,000	$3,000	$21,948	$(152,065)	$(127,117)
Stockholder distribution	-	-	-	(104,590)	(104,590)
Net income	-	-	-	142,177	142,177
Balance December 31, 2003	3,000	$3,000	$21,948	$(114,478)	$(89,530)
Stockholder distribution	-	-	-	(25,607)	(25,607)
Net income	-	-	-	67,206	67,206
Balance December 31, 2004	3,000	$3,000	$21,948	$(72,879)	$(47,931)

See accountants' review report, the notes to the financial statements, and the summary of significant accounting policies.

SPECIALIZED SERVICES, INC.
Statements of Cash Flows
For the Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income	$67,206	$142,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,221	12,345
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(21,608)	1,701,294
Decrease in accounts and accrued expenses
payable, and payroll and other other taxes	(13,981)	(1,796,320)
Net cash provided by operating activities	37,838	59,496

Cash flows from investing activities:
Decrease (increase) in security deposit	529	(4,245)
Shareholder contribution	(25,607)	(96,057)
Net cash used in investing activities	(25,078)	(100,302)

Cash flows from financing activities:
Net decrease in officers' loan payable	(13,150)	(1,000)
Net decrease in line of credit payable	(7,457)	(16,616)
Net cash provided by financing activities	(20,607)	(17,616)

Decrease in cash and cash equivalents	(7,847)	(58,422)
Cash and cash equivalents, beginning of year	12,727	71,149
Cash and cash equivalents, end of year	$4,880	$12,727

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$4,619	$7,389
Interest expense	$3,568	$4,563

See auditors' report, the summary of significant accounting policies, and the accompanying notes to the financial statements.

SPECIALIZED SERVICES, INC.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Specialized Services, Inc. (the "Company") was incorporated in Michigan in January of 1988. The Company aggregates (bundles) fuel products and services, and delivers these products and services to customers in a way that reduces the customers’ costs.

Cash equivalents

The Company considers certificates of deposit and other highly liquid investments purchased with maturities of ninety days or less to be cash equivalents.

Accounting basis

The Company uses the accrual basis of accounting for financial statement reporting. Accordingly, revenues are recognized when services are rendered and expenses are realized when the obligation is incurred.

Gross billings represent the total amount of fuel that was purchased by companies.

Property and equipment

Property and equipment are stated at cost. Depreciation expense is computed using straight-line and accelerated methods over the following useful lives:

Description	Estimated useful life
Machinery and equipment	3-5
Furniture and fixtures	7
Transportation equipment	5

Income taxes

The Company with the consent of its stockholders has elected to be an S Corporation under the provisions of the Internal Revenue Code. Instead of paying corporate income taxes, the stockholders of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements. However, the Company is subject to state corporate taxes.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Concentrations of credit risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

In addition, the Company extends credit to customers in the normal course of business. The Company monitors the accounts receivable balances and does not expect significant collection problems.

 SPECIALIZED SERVICES, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – OFFICERS’ LOANS PAYABLE

Officers’ loans payable are non-interest bearing and due on demand.

NOTE 2 – LINE OF CREDIT PAYABLE

The Company has a $100,000 line of credit available with Franklin Bank which is payable on demand. The officers personally guarantee borrowings on this line of credit. At December 31, 2004 and 2003, $40,915 and $48,372 respectively were outstanding on the line of credit at floating interest rates of 8.25% and 7.25%.

NOTE 3 – OPERATING LEASE

The Company rents its operating facilities under an operating lease. The future minimum rental payments for these obligations are as follows:

December 31, 2005	$48,204
2006	49,852
2007	51,500
2008	35,157